UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 29, 2003

QUINCY RESOURCES INC.
(Exact name of registrant as specified in charter)

Nevada	0 26709	98 0218264
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No

309 Center Street, Hancock, MI	49930
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (906) 370 4695

ITEM 5.     OTHER EVENTS

Private Placement

The Company has closed on the first trance of a private placement of up to 2,000,000 shares of its common stock at a price of US$0.25 per share announced October 14, 2003.

The Company has accepted subscriptions for a total of 1,700,000 shares of its common stock for gross proceeds of US$425,000. The proceeds of the private placement are to be used to fund the exploration costs in respect of the Company’s mineral properties and for general working capital purposes. Pursuant to the terms of the private placement, the Company has granted to the purchasers demand registration rights commencing 120 days after the closing of the private placement.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   No financial statements are required to be filed by this item.

(b)   Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2003	QUINCY RESOURCES INC.

	By:	/s/ John Cullen

John Cullen, Director